Exhibit 99.1

PRESS RELEASE

For further information contact: Joseph M. Murphy President and CEO (207) 288-3314	FOR IMMEDIATE RELEASE

BAR HARBOR BANKSHARES ANNOUNCES QUARTERLY CASH DIVIDEND

Bar Harbor, Maine (July 21, 2004) – Bar Harbor Bankshares (AMEX:BHB) today announced that its Board of Directors declared a regular quarterly cash dividend of $0.20 per common share. The dividend will be payable September 15, 2004 to shareholders of record at the close of business on August 20, 2004.

Bar Harbor Bankshares is the parent company of its wholly owned subsidiary, Bar Harbor Bank & Trust. Bar Harbor Bank & Trust, founded in 1887, provides full service community banking with eleven branch office locations serving Down East and Mid Coast Maine.